SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

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                       Date of Report: October 23, 2002


                       VERTICAL COMPUTER SYSTEMS, INC.
              (Exact Name of Registrant as Specified in Charter)


          DELAWARE                     0-28685                   65-0393635
          --------                     -------                   -----------
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)



                           6336 WILSHIRE BOULEVARD
                        LOS ANGELES, CALIFORNIA 90048
                   (Address of principal executive offices)


                                (323) 658-4211
                                --------------
               (Registrant's Executive Office Telephone Number)

                         SCIENTIFIC TECHNOLOGY, INC.
                         ---------------------------
                    (Former Name of Small Business Issuer)

                   1203 HEALING WATERS, LAS VEGAS, NV 89031
                  (FORMER ADDRESS OF SMALL BUSINESS ISSUER)



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ITEM 9.  REGULATION FD DISCLOSURE.

      On October 16, 2002, Coast Business Credit and Now Solutions, L.L.C. ("Now Solutions") agreed to amend the Loan and Security Agreement, dated February 28, 2001 (the "LOAN AGREEMENT"). Also on October 16, 2002, Vertical Computer Systems, Inc. ("Vertical") and Coast Business Credit agreed to amend the Deposit Account Pledge Agreement, dated February 28, 2001 (the "PLEDGE AGREEMENT"). In these amendments, Coast Business Credit agreed to waive certain defaults under the Loan Agreement and Pledge Agreement, including non-compliance with financial covenants and non-delivery of financial statements, and to modify the financial covenants. All payments to Coast Business Credit have been made. In exchange, Vertical agreed to amend the provisions of the Pledge Agreement related to its ability to withdraw amounts pledged to Coast Business Credit as collateral. Under the amended terms of the Pledge Agreement, Vertical is presently entitled to withdraw $348,333 from the deposit account, plus $91,667 per month commencing October 31, 2002, provided that: (a) Now Solutions makes the preceding monthly payment on the principal and (b) Now Solutions is not in default of or has not cured certain covenants under the Loan Agreement.


ITEM 7.  EXHIBITS

Exhibit No.        Description

10.91              Amendment Number Two to Deposit Account Pledge Agreement


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         VERTICAL COMPUTER SYSTEMS, INC.
Dated: October 23, 2002
                                         By:   /s/ Richard Wade
                                               ---------------------------------
                                               Name:  Richard Wade
                                               Its:  President and CEO